  As filed with the Securities and Exchange Commission on September 1, 1995
                                           Registration Statement No. 33--______

--------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                                ------------
                                VENCOR, INC.
             (Exact name of registrant as specified in charter)

              DELAWARE                                8069                                      61-1055020
    (State or Other Jurisdiction        (Primary Standard Industrial Classi-      (I.R.S. Employer Identification No.)
  of Incorporation or Organization)           fication Code Number)
                                              3300 PROVIDIAN CENTER
                                              400 WEST MARKET STREET
                                            LOUISVILLE, KENTUCKY 40202
                                     (Address of Principal Executive Offices)
                                                 ------------------
                     JILL L. FORCE                                            Copies to:
        General Counsel and Corporate Secretary                            IVAN M. DIAMOND
                      Vencor, Inc.                                 Greenebaum Doll & McDonald PLLC
                 3300 Providian Center                                 3300 National City Tower
                400 West Market Street                                Louisville, Kentucky 40202
              Louisville, Kentucky 40202                                    (502) 589-4200
                     (502) 569-7300
     (Name, address and telephone number, including
            area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    [X]

                       CALCULATION OF REGISTRATION FEE

==============================================================================================================
    Title of Each Class of                          Proposed Maximum       Proposed Maximum        Amount of
       Securities to be          Amount to be       Offering Price Per     Aggregate Offering    Registration
         Registered              Registered             Unit(1)                Price(1)               Fee
--------------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $.25 per share  . . . . .        439,157             $30.25                 $13,284,500           $4,581
==============================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and is based on the average of the high and low prices per share as reported on the New York Stock Exchange on August 29, 1995.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                            SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED SEPTEMBER 1, 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                 VENCOR, INC.


                              439,157 SHARES OF
                                 COMMON STOCK



    This Prospectus covers a maximum of 439,157 shares of common stock, par value $.25 per share ("Common Stock") of Vencor, Inc. (the "Company") to be sold by Fred J. Morgan (the "Selling Stockholder"). The Selling Stockholder may from time to time sell all or part of the shares covered by this Prospectus at prices then prevailing in the market or at negotiated prices. See "Plan of Distribution." Customary brokerage commissions or commissions in an amount to be negotiated from time to time may be paid by the Selling Stockholder. The Company will not receive any proceeds from the sales of shares by the Selling Stockholder.

    The Selling Stockholder acquired the shares offered hereby in a private transaction exempt from registration under the Securities Act of 1933, as amended ("Securities Act"). See "Identity of Selling Stockholder." Upon any sale of the shares offered hereby, the Selling Stockholder, brokers executing sales orders on behalf of the Selling Stockholder and dealers to whom the shares may be sold, may, under certain circumstances, be considered "underwriters" within the meaning of Section 2(11) of the Securities Act.

    On August 31, 1995, the closing price of a share of Common Stock on the NYSE -- Composite Transactions was $29.625.


                            ---------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ---------------------


                The date of this Prospectus is          , 1995

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto that the Company has filed with the Commission under the Securities Act, to which reference is hereby made.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS; ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    In accordance with the requirements of the Exchange Act, certain reports and other information are filed by the Company periodically with the Commission. The following documents filed with the Commission are incorporated in this Prospectus by reference:

    1. The Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1994;

    2. The portions of the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 9, 1995 that have been incorporated by reference in the Company's 1994 Annual Report on Form 10-K;

    3. The Company's Quarterly Report on Form 10-Q and Form 10-Q/A, and Form 10-Q, for the quarters ended March 31, 1995 and June 30, 1995, respectively;

    4. The Company's Current Reports on Form 8-K filed April 24, 1995, May 5, 1995; August 11, 1995 and September 1, 1995;

    5. The following portions of the Company's Prospectus/Proxy Statement dated August 11, 1995, which are included in a Registration Statement on Form S-4 (Reg. No. 33-59345) filed with the Commission: (a) "Risk Factors"; (b) "Operations and Management After the Merger--Post-Merger Capitalization, Directors After the Merger, Executive Officers After the Merger, Post-Merger Dividend Policy"; (c) "The Merger--Terms of the Merger, Employee Benefits, Indemnification and Insurance, Conditions, Termination, Certain Termination Fees, Accounting Treatment, Resale of Vencor Capital Stock, Hillhaven Litigation, Interests of Certain Persons in the Transactions, Proposed Amendments to Vencor's Certificate of Incorporation"; (d) "Amendment to the Vencor Certificate of Incorporation"; and (e) "Amendment to Vencor's 1987 Incentive Compensation Program."

    6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 22, 1992; and

    7. The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A and Form 8-A/A filed with the Commission on July 21, 1993 and August 11, 1995, respectively.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as modified or superseded.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy (without exhibits) of any of the documents incorporated by reference herein. Requests should be directed to Jill L. Force, Secretary, Vencor, Inc., 3300 Providian Center, 400 West Market Street, Louisville, Kentucky 40202, telephone number
(502) 569-7300.


                                  THE COMPANY

    The Company operates a network of healthcare services for patients who suffer from cardiopulmonary disorders. The foundation of the Company's network is a nationwide chain of long-term intensive care hospitals. The Company's hospitals treat medically complex, chronically ill patients who generally are dependent upon ventilators or other life-support devices. The Company's Vencare contract services division provides respiratory therapy and subacute services to lower acuity patients at nursing centers and hospitals owned by third parties. Through its subsidiary, Ventech Systems, Inc., the Company is developing ProTouch(TM), a comprehensive paperless clinical information system designed to increase the operating efficiencies of the Company's hospitals as well as other healthcare facilities.

    Since its inception in 1985, the Company has created what it believes to be the nation's largest network of long-term intensive care hospitals. As of August 7, 1995, the Company owned, leased or managed 34 intensive care hospitals, one general acute care hospital and one long-term hospital unit located in 17 states with a total of 3,214 licensed beds. As of August 7, 1995, the Company's Vencare division had contracts to provide respiratory care services and supplies to approximately 1,200 nursing centers and subacute care services to 34 nursing centers and hospitals located in 34 states.

    The Company was incorporated in Kentucky in 1983 and commenced operations in 1985. It was reorganized as a Delaware corporation in 1987. Its principal executive offices are located at 3300 Providian Center, Louisville, Kentucky 40202, and its telephone number is (502) 569-7300.


                              RECENT DEVELOPMENTS

    The Company has entered into an agreement with The Hillhaven Corporation, a Nevada corporation ("Hillhaven"), dated as of April 23, 1995 and amended and restated as of July 31, 1995 (the "Merger Agreement"), pursuant to which Hillhaven will merge (the "Merger") into the Company. The Merger is subject to various conditions, including approval of the stockholders of both companies. The following summarizes the Merger and sets forth certain other related information.

TERMS OF THE MERGER

    The Company anticipates that under the terms of the Merger, each outstanding share of Hillhaven common stock, par value $.75 per share ("Hillhaven Common Stock"), will be converted into a fraction of a share of Common Stock (the "Conversion Number") determined by dividing $32.25 by the average closing price on the NYSE of Common Stock (as reported in the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) for the ten consecutive trading days ending with the second trading day immediately preceding the time the Merger becomes effective ("Vencor Average Price"); provided, that the Conversion
Number will not be less than 0.768 nor more than 0.977, except that pursuant to the Merger Agreement, if the product of the Vencor Average Price times the Conversion Number is less than $31.00 per share, Hillhaven may terminate the Merger Agreement unless the Company advises Hillhaven that the Conversion
Number will be determined by dividing $31.00 by the Vencor Average Price without regard to any maximum imposed on the Conversion Number. In addition, each outstanding share of Hillhaven's Series C and D preferred stock, each having a par value of $.15 per share (collectively, "Hillhaven Preferred
Stock") will be converted in the Merger into the right to receive $900 in cash, plus accrued and unpaid dividends. After the Merger, holders of Hillhaven
Common Stock immediately prior to the Merger will own between approximately 49% and 55% of the Common Stock of the Company on a primary basis.

    The Merger is intended to qualify as a pooling of interests for accounting purposes and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes. The Merger is subject to a number of conditions, including the receipt of stockholder approvals. The Company and Hillhaven furnished to their stockholders a Prospectus/Joint Proxy Statement dated August 11, 1995 (the "Prospectus/Proxy Statement"), describing the Merger and related transactions, and covering the Common Stock to be issued in the Merger. The special meetings for the Company's and Hillhaven's stockholders are both scheduled for September 27, 1995.

    At the special meeting of the Company's stockholders, the Company's stockholders will also consider and vote upon an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 60,000,000 shares to 180,000,000. In addition, the Company's stockholders will consider and vote upon an amendment to the Company's 1987 Incentive Compensation Program to increase the number of shares of Common Stock that may be issued upon the exercise of stock options and pursuant to other stock and cash awards granted under the program from 3,162,562 to 6,900,000 shares. The purpose of this amendment is to ensure that there is a sufficient number of shares of Common Stock which may be issued under the program following the Merger.

    Detailed descriptions and information concerning the Merger and related transactions are included in the Prospectus/Proxy Statement, portions of which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference" at page 3 of this Prospectus. All statements and descriptions contained in this Prospectus with respect to the Merger and related transactions are qualified by the descriptions and information incorporated herein by reference to the Prospectus/Proxy Statement.

DESCRIPTION OF HILLHAVEN

    Hillhaven provides a wide range of diversified healthcare services, including long-term care and subacute medical and rehabilitation services, such as physical, occupational and speech therapies, wound care, oncology treatment, brain injury care, stroke therapy and orthopedic therapy. Subacute medical and rehabilitation services are offered at all of Hillhaven's nursing centers and are the fastest growing components of Hillhaven's nursing center operations. Hillhaven believes that it is also one of the largest providers of physical, occupational and speech therapy programs in the United States. In addition, as of August 7, 1995, Hillhaven provided long-term care to residents of Hillhaven's nursing centers with Alzheimer's disease through 72 Alzheimer's care units.

    As of August 7, 1995, Hillhaven operated 311 nursing centers, 55 retail and institutional pharmacies and 23 retirement housing communities (including the operations of Nationwide (as defined below)). Based upon the number of beds in service and net operating revenues, Hillhaven is the second-largest long-term care provider in the United States and believes that it is one of the leading providers of Alzheimer's care. The largest long-term care provider in the United States operates over 800 nursing centers. Pharmacy operations are conducted through Hillhaven's wholly owned subsidiary, Medisave Pharmacies, Inc.

    On June 30, 1995, Hillhaven consummated the transactions contemplated by the Amended and Restated Agreement and Plan of Share Exchange and Agreement to Assign Partnership Interests, executed on April 14, 1995, but dated as of February 27, 1995 with Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), and Meadowvale Skilled Nursing Care Center, Inc., an Indiana corporation ("Meadowvale"), and certain Nationwide affiliated partnerships, pursuant to which the stockholders of Nationwide received an aggregate of 5,000,000 shares of Hillhaven Common Stock (the "Nationwide Transaction"). The Nationwide transaction is being accounted for as a pooling of interests.


                        IDENTITY OF SELLING STOCKHOLDER

    The Selling Stockholder is Fred J. Morgan. The Selling Stockholder's address is 161 Fashion Lane, Suite 216, Tustin, California 92680. Pursuant to an Agreement for Exchange of Stock dated June 14,

1995, between the Company and the Selling Stockholder, the Selling Stockholder acquired 439,157 shares of Common Stock in exchange for all of the issued and outstanding shares of Common Stock of Healthcare Respiratory Services, Inc., Healthcare Respiratory Therapy, Inc., Healthcare Rehabilitation and Respiratory Supply Group, Inc. (collectively, the "Acquired Companies"). The Selling Stockholder has held no position or office and has had no other material relationship with the Company (or any of its predecessors or affiliates) within the past three years. The Selling Stockholder owned 439,157 shares of Common Stock prior to this offering, all of which are being offered hereby. After completion of the offering, the Selling Stockholder will own no shares of Common Stock.


                              PLAN OF DISTRIBUTION

    The Selling Stockholder may dispose of up to 4,391 shares of Common Stock offered hereby immediately upon this Registration Statement becoming effective. The Selling Stockholder may not dispose of any additional shares of Common Stock until such time as financial results covering at least 30 days of combined operations of the Company and the Acquired Companies have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies. The Company anticipates that these financial results will be published on or about November 15, 1995.

    The Selling Stockholder has advised the Company that sales of the shares offered hereby will be effected from time to time in transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or at negotiated prices. The Selling Stockholder may effect such transactions by selling the shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder, from the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The Selling Stockholder and any persons who act as broker-dealers in connection with the sale of the shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them, and any profit on the resale of the shares as principal may under certain circumstances be deemed to be underwriting discounts and commissions under the Securities Act.

    The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.


                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby has been passed upon for the Company and the Selling Stockholder by Greenebaum Doll & McDonald PLLC, Louisville, Kentucky. Mr. William C. Ballard Jr., a director of the Company, is of counsel to Greenebaum Doll & McDonald PLLC and at August 1, 1995 beneficially owned 26,099 shares of Common Stock. In addition, at August 1, 1995, the attorneys with Greenebaum Doll & McDonald PLLC who participated in the preparation of this Prospectus beneficially owned approximately 23,200 shares of Common Stock.

                                    EXPERTS

    The consolidated financial statements of Vencor, Inc. appearing in Vencor's Annual Report (Form 10-K/A) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Hillhaven as of May 31, 1995 and 1994 and for each of the years in the three-year period ended May 31, 1995 and the supplemental consolidated financial statements as of May 31, 1995 and 1994 and for each of the years in the three-year period ended May 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon their authority as experts in accounting and auditing.

    The reports of KPMG Peat Marwick LLP covering the May 31, 1995 consolidated financial statements and supplemental consolidated financial statements refer to a change in the methodology of providing income taxes by adopting Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth an itemized statement of all expenses to be borne by the Company in its registration of the shares registered hereunder. The Selling Stockholder will be responsible for any and all underwriting discounts, selling commissions and similar brokerage charges in connection with the sale of the shares registered hereunder. All amounts are estimated, except for the SEC registration fee.

                SEC registration fee                               $ 4,581
                Legal Fees and Expenses                              5,000
                Accounting Fees and Expenses                        11,500
                Miscellaneous                                          919
                                                                   -------
                    Total                                          $22,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law ("GCL") permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

    Pursuant to Section 102(b)(7) of the GCL, the Company's Certificate of Incorporation, as amended, eliminates certain liability of the Company's directors for breach of their fiduciary duty of care. Article

VIII of the Certificate of Incorporation provides that neither the Company nor its stockholders may recover monetary damages from the Company's directors for breach of the duty of care in the performance of their duties as directors of the Company. Article VIII does not, however, eliminate the liability of the Company's directors (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

    Pursuant to Article IX of the Company's Certificate of Incorporation, as amended, the Company provides mandatory indemnification of its directors and officers to the fullest extent authorized by the GCL against all expenses, liabilities and losses actually and reasonably incurred or suffered in connection with any action, suit or proceeding to which such officer or director is a party, or is threatened to be made a party. Article IX also provides mandatory indemnification of any person who is made a party, or is threatened to be made a party, to an action, suit or proceeding because he was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise. In connection with the foregoing indemnification, the Company is permitted to advance expenses incurred by directors or officers in defending a proceeding if authorized by the Board of Directors and if the Company receives an undertaking by or on behalf of such persons to repay the amounts advanced unless it is ultimately determined that indemnification is required of the Company.

    The indemnification mandated by Article IX is a contract right which continues as to persons who cease to be a director or officer of the Company, their heirs, executors and administrators. No amendment to the Company's Certificate of Incorporation, as amended, may increase the liability of any director or officer for their acts or omissions occurring prior to such amendment. The mandatory indemnification provided by Article IX is expressly non-exclusive of any other rights to which persons seeking indemnification may be entitled.

    The Company may purchase and maintain insurance on behalf of any person for whom indemnification is mandated by Article IX or any employee or agent of the Company, whether or not the Company would have the power or the obligation to indemnify such person under the Certificate of Incorporation, as amended or the GCL. The Company currently has in effect an officers and directors liability insurance policy. The policy covers any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under the policy is $5,000,000 in the aggregate annually for coverage in excess of deductibles.

ITEM 16. EXHIBITS.



EXHIBIT DESCRIPTION OF DOCUMENT
  4.1   Certificate of Incorporation of the Company, as amended.  Exhibit 3.1 to the Company's
        Registration Statement on Form S-1 (Reg. No. 33-51372) is hereby incorporated by reference.

  4.2   Certificate of Ownership and Merger (amending the Company's Certificate of Incorporation in connection with its corporate name change).  Exhibit 2.1 to the Company's Current
        Report on Form 8-K dated September 10, 1993 (Comm. File No. 1-10989) is hereby incorpo-
        rated by reference.

  4.3   Amended and Restated Bylaws of the Company.  Exhibit 4.2 to the Company's Current Report
        on Form 8-K filed on July 21, 1993 (Comm.  File No. 1-10989) is hereby incorporated by reference.

  4.4   Specimen Common Stock Certificate.  Exhibit 4.1 to the Company's Registration Statement on
        Form S-1 (Reg. No. 33-30212) is hereby incorporated by reference.

  4.5   Indenture relating to the Company's 6% Convertible Subordinated Notes Due 2002 (including form  of Note).  Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the
        quarter ended September 30, 1992 (Comm. File No. 1-10989) is hereby incorporated by reference.

  4.6   Article IV of the Certificate of Incorporation of the Company, as amended, is included in
        Exhibit 4.1.

  4.7   Rights Agreement dated as of July 20, 1993, as amended on August 11, 1995, between the
        Company and National City Bank. Exhibit 4.1 to the Company's Current Report on Form 8-K
        filed on July 21, 1993 and Exhibit 4.3(a) to the Company's Current Report on Form 8-K
        filed on August 11, 1995 (Comm. File No. 1-10989) are hereby incorporated by reference.

  4.8   Fourth Amended and Restated Loan Agreement dated as of January 20, 1995 by and between
        National City Bank, Kentucky, NBD Bank, PNC Bank, Kentucky, Inc., Bank One Columbus,
        N.A., Nationsbank of Georgia, First Union National Bank of North Carolina, Mellon Bank,
        N.A., Wachovia Bank of Georgia, N.A., and the Company.  Exhibit 4.4 to the Company's
        Annual Report on Form 10-K for the year ended December 31, 1994 (Comm. File No. 1-10989)
        is hereby incorporated by reference.

  4.9   Other Debt Instruments -- Copies of debt instruments for which the related debt is less than 10% of total assets will be furnished to the Commission upon request.

 EXHIBIT    DESCRIPTION OF DOCUMENT
    5     Opinion and Consent of Greenebaum Doll & McDonald PLLC as to the legality of the shares being registered.

   23.1   Consent of Ernst & Young LLP

   23.2   Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5)

   23.3   Consent of KPMG Peat Marwick LLP

   24     Power of Attorney (included on the signature page of the Registration Statement).



ITEM 17. UNDERTAKINGS.

The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on September 1, 1995.

                                        VENCOR, INC.


                                        By:  /s/ W. Bruce Lunsford
                                             --------------------------------
                                             W. Bruce Lunsford
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Bruce Lunsford, W. Earl Reed, III, Jill L. Force and June N. King, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                         TITLE                                                      DATE

 /s/ W. Bruce Lunsford             Chairman of the Board, President, Chief Executive          September 1, 1995
 ------------------------------    Officer (Principal Executive Officer) and Director
 W. Bruce Lunsford

 /s/ R. Gene Smith                 Vice Chairman of the Board and Director                    September 1, 1995
 ------------------------------
  R. Gene Smith

 /s/ Michael R. Barr               Vice President, Operations and Director                    September 1, 1995
 ------------------------------
 Michael R. Barr

 /s/ W. Earl Reed, III             Vice President, Finance and Development (Principal         September 1, 1995
 ------------------------------    Financial and Accounting Officer) and Director
 W. Earl Reed, III

 /s/ William H. Lomicka            Director                     September 1, 1995
 ------------------------------
 William H. Lomicka


 /s/ William C. Ballard Jr.        Director                     September 1, 1995
 ------------------------------
 William C. Ballard Jr.


 /s/ Greg D. Hudson                Director                     September 1, 1995
 ------------------------------
 Greg D. Hudson

 /s/ Donna R. Ecton                Director                     September 1, 1995
 -----------------------------
 Donna R. Ecton

                               INDEX TO EXHIBITS

EXHIBITS                                    DESCRIPTION                                                              PAGE
-------------------------------------------------------------------------------------------------------------------------
 5       Opinion and Consent of Greenebaum Doll & McDonald PLLC as to the legality of the shares being registered.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5)

23.3     Consent of KPMG Peat Marwick LLP

24       Power of Attorney (included on the signature page of the Registration Statement)
